FUSION	Andrew Lewin
CONTACT:	212-972-2000
alewin@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FOR IMMEDIATE RELEASE

FUSION TO RELEASE FIRST QUARTER 2006 FINANCIAL RESULTS
on May 15, 2006

NEW YORK, May 8, 2006 – Fusion (AMEX: FSN) announced today that it plans to release financial results for the first quarter ended March 31, 2006, on Monday, May 15, 2006. Management has scheduled a conference call for 1:00 pm. Eastern Time on May 15, 2006 to review the Company’s first quarter results.

To listen to the conference call, please dial 800- 810-0924 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company website at www.fusiontel.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through November 21, 2005, at (888) 203-1112 (domestic), (Passcode: 4488638). The online archive of the webcast will be available for one year following the call.

About Fusion:

Fusion provides its efonica branded VoIP, Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: www.fusiontel.com or www.efonica.com.

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